Exhibit 23.1

                       Consent of Independent Auditor

CONSENT OF INDEPENDENT AUDITORS

November 10, 2006

We hereby consent to the inclusion in this Registration Statement on Form SB-2,  for First Corporation of our report dated September 15, 2006, relating to financial statements for the period from inception (December 27, 1995) to September 30, 2005.

/S/ Madsen, & Associates